Exhibit 99.1

      AMERICAN SOFTWARE REPORTS FOURTH QUARTER OF FISCAL YEAR 2005 RESULTS

   COMPANY ACHIEVES SEVENTEENTH CONSECUTIVE QUARTER OF PROFITABILITY, REVENUE
                  INCREASES 40% COMPARED TO PRIOR YEAR QUARTER

    ATLANTA, June 9 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq:
AMSWA) today reported financial results for the fourth quarter and fiscal year ended April 30, 2005, marking its seventeenth consecutive quarter of profitability.

     Key financial highlights for American Software include:
     * Software license fees for the quarter ended April 30, 2005 were $3.4 million, an increase of 17% over the fourth quarter of fiscal 2004;
     * Services and other revenues for the quarter ended April 30, 2005 were $9.9 million, an increase of 61% over the fourth quarter of fiscal 2004;
     * Maintenance revenue fees for the quarter ended April 30, 2005 were $5.4 million, an increase of 26% over the fourth quarter of fiscal 2004;
     * Total revenues for the quarter ended April 30, 2005 were $18.7 million, an increase of 40% over the fourth quarter of fiscal 2004;
     * Operating Income for the quarter ended April 30, 2005 was $689,000, an increase of 38% over the fourth quarter of fiscal 2004;
     * Total cash and investments as of April 30, 2005 were $59.1 million, an increase of $2.2 million compared to January 31, 2005.

    GAAP net earnings were $1.4 million or $0.06 per fully diluted share for the fourth quarter of fiscal 2005 compared to $221,000 or $0.01 per fully diluted share for the fourth quarter of fiscal 2004. Adjusted net earnings for the quarter ended April 30, 2005, which excludes the acquisition related intangibles costs, an asset impairment charge and an income tax benefit was $1.7 million or $0.07 per fully diluted share compared to $303,000 or $0.01 per fully diluted share for the same period last year.

    Total revenues for the twelve months ended April 30, 2005 were $64.6 million compared to $54.7 million for the same period last year. Software license fees for the twelve months ended April 30, 2005 were $12.3 million compared to $12.4 million for the same period last year. Services and other revenues for the twelve months ended April 30, 2005 were $32.8 million compared to $24.4 million for the same period last year. Maintenance revenues for the twelve months ended April 30, 2005 were $19.5 million compared to $17.9 million for the same period last year. For the twelve months ended April 30, 2005, the Company reported a GAAP net earnings of $5.2 million, or $0.21 per fully diluted share compared to a GAAP net earnings of $5.7 million or $0.23 per fully diluted share for the prior year. Adjusted net earnings for twelve months ended April 30, 2005, which excludes the acquisition related intangibles costs, an asset impairment charge and a tax benefit was $5.9 million or $0.24 per fully diluted share compared to $5.8 million or $0.24 per fully diluted share for the same period last year.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results.

    "American Software delivered an impressive 40% increase in revenue which was fueled by a 17% increase in license fees and 61% growth in services revenues compared to the same quarter of last year. This quarter's positive results extended the Company's track record of profitability and positive cash flow to seventeen consecutive quarters," stated James C. Edenfield, president and CEO of American Software. "We will use our financial strength to reinvest in the Company as well as continue to provide a tangible benefit to our shareholders with a quarterly dividend."

    The overall financial condition of the Company remains strong with cash and investments of approximately $59.1 million and no debt. The Company's cash and investment position increased approximately $2.2 million compared to January 31, 2005.

    Additional highlights for the fourth quarter and fiscal year 2005 include:
    Customers
     * Notable new and existing customers placing orders with American Software in the fourth quarter include Able Distribution Company, Burberry, Inc., Caremark International, Inc., Carole Hochman Design Group, Farley's & Sathers Candy Company, Inc., Hamilton Beach, Honeywell, JJ Mae, Inc., Komatsu, Metal Building Systems, Petroleos de Venezuela, S.A., Republic Beverage Company and XanGo.

     * During the quarter, software license agreements were signed with customers located in 13 countries including Australia, Belgium, China, El Salvador, Germany, Italy, Malaysia, Mexico, Poland, Switzerland, the United Kingdom, the United States and Venezuela.

     * The Company announced that Petroleos de Venezuela, S.A. ("PDVSA") has upgraded and licensed 16 server copies of its ERP software applications suite to run on an IBM eServer iSeries(TM) platform. The American Software solutions will be used to support PDVSA's oil lubrication facilities throughout Venezuela.

     * Logility, our 87% owned subsidiary, held "The Logility Connections 2005:
       Catch the Wave-Supply Chain ROI" conference on March 16-18 in Atlanta and offered attendees the opportunity to hear best practices from industry peers, learn valuable tips for maximizing return on investment, and gain insight from leading supply chain experts to help prepare for the next wave of demand-driven supply chain improvement.

     * In February 2005, supply chain professionals gathered in San Antonio for the 18th Annual Demand Management Association Conference. The meeting included informative user presentations, industry briefings and the introduction of new product features for the DS One product suite. The conference proved to be an excellent forum for Mike Edenfield, Logility president and CEO, to meet with a large group of Demand Solutions users and discuss Logility's vision for the future. The Demand Management Association is the organization for users of Demand Solutions software from Demand Management, Inc. (DMI), a wholly owned subsidiary of Logility.

     * The Logility International User Group Conference took place in Manchester, UK, in April 2005. The event included features from the Robert Horne Group, which discussed its swift upgrade to Logility Voyager Solutions 7.0; and Honeywell, which discussed using Logility Voyager Collaborate for sales and operations planning.

     * Logility named Remy International, North America's largest producer of remanufactured starters and alternators for the automotive aftermarket, as the recipient of the 2005 Sailing to New Heights with Logility Award for supply chain excellence. This award is the highest honor given annually to the Logility customer that has leveraged innovation and collaboration to drive measurable business improvements and supply chain excellence through the deployment of Logility Voyager Solutions(TM). Remy implemented Logility Voyager Solutions in 2004 to reduce demand volatility and improve factory scheduling; generate a one-number forecast for its business; decrease inventory; and streamline the sales and operations planning process.

     * Logility presented 2005 Leadership Awards to the following companies:

       - Nestle Purina Petcare, a leading manufacturer of dry and canned dog food, dry and canned cat food and cat box filler in the United States, has used Logility Voyager Solutions to improve payment and audit of carrier freight bills while reducing costs. The company deployed Logility Voyager Transportation Planning and Management at its plants last year.

       - Robert Horne Group, the UK's leading supplier of paper, board and plastics to the visual communications industry, has used Logility Voyager Solutions to plan more effectively and operate more efficiently. Logility was live in less than seven weeks, and the deployment paid for itself in less than three months, delivering an immediate 15% reduction in stock costs, and a current total 30% reduction in stock costs.

       - Tiffany & Co., the internationally renowned retailer, designer and manufacturer of fine jewelry, timepieces and tabletop, has used Logility Solutions to reduce demand variability and increase forecast accuracy.

       - The Coleman Company, Inc., a leading manufacturer, marketer and distributor of recreational, camping and outdoor products, has used Logility Voyager Solutions to reduce transportation costs, improve customer service and on-time deliveries; and provide more consistent lower-cost carrier selection.

       - Williamson-Dickie Manufacturing, a privately held global manufacturer of work wear, has used Logility Voyager Solutions to improve forecast accuracy, lower supply chain cost, and support a sales and operations planning process.

     * New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, announced that ArcticShield has selected NGC's SQL Series. The software suite will help the company increase speed to market, reduce costs, manage by exception and enhance workflow. "NGC has proven to be a pioneer in the apparel consumer products industry when it comes to developing cutting-edge technology," said J.T. Griffin, president of ArcticShield.

     * New Generation Computing announced that Rocky Shoes and Boots Inc. has selected NGC's Web-based sourcing and production system, e-SPS to help streamline its global production of footwear. Rocky Shoes and Boots installed the e-SPS software to enable its sourcing team to complete steps in the production lifecycle in real time via the Internet.

     * New Generation Computing announced that Broder Bros. Co. selected NGC's Web-based sourcing and production system, e-SPS, along with its product data management module, e-PDM, to streamline global sourcing and production. With e-SPS and e-PDM, the company's sourcing operation will have the ability to complete steps in the production of in-process and finished goods as well as gain end-to-end visibility of the entire global production process.

     Products and Technology
     * Logility unveiled Logility Voyager Solutions 7.5 to attendees at Connections 2005. The latest version, which will be commercially available in summer 2005, includes enhancements to help distribution-intensive companies use the Internet to gain visibility of key metrics; manage dynamic global supply chain activities; support radio frequency identification (RFID) initiatives; optimize transportation operations; and accelerate sales and operations planning (S&OP) processes. Enhanced performance management capabilities are embedded across all areas of Logility Voyager Solutions. Key functionality by business process area includes:

       - Demand chain planning -- enhanced Web-based forecast management, forecast modeling, life cycle planning and time-phased safety stock methods

       - Supply chain planning -- expanded load optimization and shelf live capabilities, and new plant level KPIs and alerts

       - Transportation planning and management -- additional shipment planning and execution features

       - Built-in RFID support, warehouse management additions and support for Lightweight Directory Access Protocol (LDAP)

       For more detailed information, please reference the March 17, 2005 press release, Logility Voyager Solutions 7.5 Debut at Connections 2005.

    About American Software, Inc.
    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 87% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: http://www.amsoftware.com or E-mail: ask amsoftware.com

    Forward-Looking Statements
    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                             AMERICAN SOFTWARE, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                        Fourth Quarter Ended                       Twelve Months Ended
                                             April 30,                                  April 30,
                               --------------------------------------     --------------------------------------
                                                              Pct                                        Pct
                                  2005          2004          Chg.           2005          2004          Chg.
                               ----------    ----------    ----------     ----------    ----------    ----------
Revenues:
  License                      $    3,446    $    2,957            17%    $   12,310    $   12,353             0%
  Services & other                  9,892         6,163            61%        32,849        24,407            35%
  Maintenance                       5,353         4,265            26%        19,476        17,898             9%
    Total Revenues                 18,691        13,385            40%        64,635        54,658            18%

Cost of Revenues:
  License                             999         1,054            (5)%        4,129         4,322            (4)%
  Services & other                  6,687         4,372            53%        22,759        16,747            36%
  Maintenance                       1,527         1,170            31%         5,732         4,678            23%
    Total Cost of Revenues          9,213         6,596            40%        32,620        25,747            27%

Gross Margin                        9,478         6,789            40%        32,015        28,911            11%

Operating expenses:
  Research and development          2,013         1,777            13%         7,698         7,601             1%
  Less: capitalized
   development                       (666)         (866)          (23)%       (2,750)       (3,398)          (19)%
  Sales and marketing               3,283         3,011             9%        12,344        11,459             8%
  General and administrative        3,369         2,367            42%        11,189         9,259            21%
  Acquisition related
   amortization of
   intangibles                         87             -            nm            204             -            nm
  Charge for asset
   impairment                         703             -            nm            703             -            nm

    Total operating expenses        8,789         6,289            40%        29,388        24,921            18%

Operating income                      689           500            38%         2,627         3,990           (34)%

  Interest income & Other
   income (expense), net              231          (189)           nm          2,299         2,055            12%
  Minority interest                    28            (8)           nm             71          (246)           nm

Income before income taxes            948           303           213%         4,997         5,799           (14)%

     Income tax provision/
      (benefit)                      (501)           82            nm           (215)           82            nm

Net Earnings                   $    1,449    $      221           556%    $    5,212    $    5,717            (9)%

Earnings per common share:

  Basic:                       $     0.06    $     0.01           500%    $     0.22    $     0.25           (12)%

  Diluted:                     $     0.06    $     0.01           500%    $     0.21    $     0.23            (9)%

Weighted average number of
 common shares outstanding
    Basic                          23,904        23,451                       23,734        22,851
    Diluted                        25,218        25,337                       24,531        24,640

Reconciliation of Adjusted
 Net Income:
Net Earnings                   $    1,449    $      221           556%    $    5,212    $    5,717            (9)%
Charge for asset impairment           703             -            nm            703             -            nm
Acquisition related
 amortization of intangibles           87             -            nm            204             -            nm
Income tax
 provision/(benefit)                 (501)           82            nm           (215)           82            nm
Adjusted Net Earnings          $    1,738    $      303           474%    $    5,904    $    5,799             2%

Adjusted Net Earnings per
 Diluted Share                 $     0.07    $     0.01           600%    $     0.24    $     0.24             0%

nm - not meaningful

                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                April 30,
                                         -----------------------
                                            2005         2004
                                         ----------   ----------
Cash and Short & Long term investments   $   59,080   $   66,366
Accounts Receivable:
   Billed                                     9,008        7,097
   Unbilled                                   3,503        2,487
Total Accounts Receivable, net               12,511        9,584
Prepaids & Other                              2,592          876
Non-current Assets                           28,264       20,410
     Total Assets                        $  102,447   $   97,236

Accounts Payable                         $    1,313   $      678
Other Current Liabilities                     7,360        5,589
Deferred Revenues                            13,640       10,059
Minority Interest                             3,985        4,457
Shareholders' Equity                         76,149       76,453
     Total Liabilities & Shareholders'
      Equity                             $  102,447   $   97,236

SOURCE  American Software, Inc.
    -0-                             06/09/2005
    /CONTACT: Financial Information, Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html / /Web site: http://www.amsoftware.com /
_